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J.P. Morgan Institutional Funds
C/o J.P. Morgan Fund Distributors, Inc.
1211 Avenue of the Americas
New York, NY 10036


November 15, 2001


VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: J.P. Morgan Institutional Funds (File Nos. 33-54642 and 811-7342); Amendment to Registration Statement on Form N-1A on behalf of the International Value Fund


Ladies and Gentlemen:

     The undersigned hereby requests that the effective date for the above-referenced Registration Statement be accelerated so that it will become effective on Monday, December 17, 2001 at 9:00 a.m., New York time, or as soon thereafter as may be practicable.


Very truly yours,

J.P. Morgan Institutional Funds



/s/ Michael Moran
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Michael Moran
Vice President and Assistant Treasurer